SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    November 3, 2003

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction of incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.        Other Events

On November 3, 2003, Federal-Mogul Corporation issued a press release announcing that it has reached an agreement with the Unsecured Creditors Committee, the Asbestos Committee, the Future Asbestos Claimants Representative, the Agent for the Prepetition Bank Lenders and the Equity Committee on an amended plan of reorganization.

The press release related to the foregoing is attached hereto as an exhibit and incorporated herein by reference.

EXHIBIT INDEX

99.        Press release dated November 3, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2003

FEDERAL-MOGUL CORPORATION

By:	/s/ David M. Sherbin

Name: Title:	David M. Sherbin Vice President, Deputy General Counsel and Secretary

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